UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2009

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 24, 2009, the Board of Directors of Fifth Third Bancorp amended the compensation of its senior executive officers in order to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the U.S. Department of the Treasury. This rule imposes compensation restrictions on Fifth Third and other TARP participants. The restrictions prohibit the payment or accrual of bonuses (including equity-based incentive compensation) to the “senior executive officers” shown in Fifth Third’s proxy statement and its next 20 most highly compensated employees. The Rule also requires a partial forfeiture of some of the compensation Fifth Third provided prior to the Rule’s effective date of June 15, 2009.

The Committee also approved salary adjustments for Kevin T. Kabat, Greg D. Carmichael, Robert A. Sullivan and Daniel T. Poston, with approved increases to be paid in the form of cash and phantom stock units. These changes will be prorated to reflect an effective date of June 15, 2009. Kevin T. Kabat’s $900,000 base salary will now be $3,144,821, with $1,000,000 paid in cash and $2,144,821 paid in phantom stock units on an annualized basis. Robert A. Sullivan’s $565,594 base salary will be increased to $1,034,793, with $659,434 paid in cash and $375,359 in phantom stock units on an annualized basis. Daniel T. Poston’s $310,024 base salary will be increased to $699,575, with $387,934 paid in cash and $311,641 paid in phantom stock units on an annualized basis. Greg D. Carmichael’s $569,504 base salary will be increased to $1,498,273, with $755,258 paid in cash and $743,015 in phantom stock units on an annualized basis. Mr. Poston’s and Mr. Carmichael’s salary increases reflect a combination of (a) compensation adjustments related to compliance with the TARP standards for compensation, and (b) additional job responsibilities recently assumed.

The phantom stock units will be issued under our 2008 Incentive Compensation Plan. The number of stock units will be determined each pay period by dividing the amount of salary to be paid in phantom stock units for that pay period, net of applicable withholdings and deductions, by the reported closing price on the NASDAQ® National Global Select Market (“NASDAQ”) for a share of Fifth Third common stock on the pay date for such pay period (or, if not a NASDAQ trading day, on the immediately preceding such trading day). The phantom stock units will not include any rights to receive dividends or dividend equivalents.

The phantom stock units will be settled in cash upon the earlier to occur of June 15, 2011 or the executive’s death. The amount to be paid on settlement of the phantom stock units will be equal to the reported closing price on the NASDAQ for a share of Fifth Third common stock on the settlement date (or, if not a NASDAQ trading day, on the immediately preceding such trading day).

A Form of Agreement Regarding Portion of Salary Payable in Phantom Stock Units which governs the payment of phantom stock units to these executives is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Form of Agreement Regarding Portion of Salary Payable in Phantom Stock Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

September 25, 2009	By:	/s/ KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer